UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                   Washington, DC 20549

                                         FORM 8-K/A

                                       CURENT REPORT
       Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                    Date of Report (Date of earliest event reported)
                                    December 13, 2002

                                 W-J International, Ltd.
               (Exact name of registrant as specified in its charter)

              Nevada                   000-17345            411578316
(State or other jurisdiction          (Commission         (IRS Employer
      of incorporation                File Number)       Identification No.)

23 Washburne Avenue, Paynesville, MN                       56362
 (Address of principal executive offices)                (Zip Code)

                Registrant's telephone number: (612) 243-3555


                                       None
        (Former name or former address, if changed since last report)


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Upon the recommendation of the Audit Committee of W-J International, Ltd. (the "Company"), on December 10, 2002, the Board of Directors of the Company engaged George Brenner, C.P.A ("Brenner"). The principal accountants for the Company Smith & Company ("Smith & Co.") were dismissed on December 10, 2002.

For the two fiscal years ended September 30, 2001 and 2000 and the subsequent interim period throughout the date of dismissal of Smith & Co.
by the Company, there were no disagreements with Smith & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

For the two fiscal years ended September 30, 2001 and 2000 the opinion of Smith & Company contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles.

The Board of Directors of the Company approved the dismissal of Smith & Company, upon the recommendation of the Audit Committee.

During the Company's two most recently completed fiscal year and the subsequent interim period preceding the decision to change principal accountants, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

The Company requested Smith & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated December 10, 2002 is filed as Exhibit 16.1 to this Form 8-K. The Company engaged Brenner as the Company's principal accountants effective as of December 10, 2002. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Brenner, neither the Company nor anyone on its behalf consulted with Brenner regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Brenner that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         W-J INTERNATIONAL, LTD.

Date: December 13, 2002                  By:/s/ Ed Webb
                                         Ed Webb
                                         President

                                   Exhibit Index

No.              Description

16.1    Letter to the Registrant from Smith & Co. & Company dated
        December 10, 2002 regarding change in Certifying Accountant